================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):    December 30, 1997



                                    TRW Inc.
             (Exact name of registrant as specified in its charter)



         Ohio                   1-2384                         34-0575430
    (State or other      (Commission File Number)           (I.R.S. Employer
      jurisdiction of                                     Identification Number)
     incorporation)



                   1900 Richmond Road, Cleveland, Ohio            44124
                   (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code (216) 291-7000



          (Former name or former address, if change since last report)


================================================================================

Item 2.  Acquisition or Disposition of Assets.

         On December 24, 1997, Systems Acquisition Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of TRW Inc., an Ohio corporation ("TRW"), completed its tender offer for all the outstanding shares of common stock, par value $0.01 per share ("Shares"), of BDM International, Inc., a Delaware corporation ("BDM"). The purchase price was $29.50 per Share, net to the seller in cash without interest thereon, as set forth in the Offer to Purchase, dated November 26, 1997, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended, constitute the "Offer"), each filed as exhibits to TRW's Schedule 14D-1 filed with the Securities and Exchange Commission on November 26, 1997. Pursuant to a Stockholders Agreement, dated as of November 20, 1997, among TRW, Purchaser and certain affiliates of The Carlyle Group, L.P. (the "Carlyle Stockholders"), who beneficially owned in the aggregate 7,660,000 Shares, or approximately 25.8% of the then issued and outstanding Shares, the Carlyle Stockholders tendered their Shares.

         The Offer was made pursuant to an Agreement and Plan of Merger, dated as of November 20, 1997 (the "Merger Agreement"), among BDM, TRW and Purchaser. In accordance with the terms of the Merger Agreement and with the Delaware General Corporation Law, on December 29, 1997, Purchaser was merged with and into BDM (the "Merger"), with BDM continuing as the surviving corporation in the Merger (the "Surviving Corporation") and as a wholly owned subsidiary of TRW.

         The total purchase price of approximately $930 million to purchase all outstanding Shares (including fees and expenses related to the Offer and the Merger) was determined through arms' length negotiations between TRW and BDM and took into consideration various factors concerning the valuation of the businesses of BDM. Funding will be obtained from the issuance of commercial paper and from borrowing from banks under existing lines of credit. Parent maintains committed revolving credit agreements with 17 banks. The text of those agreements, which includes the identity of the banks, is filed herewith as Exhibits 4.1, 4.2 and 4.3, and is incorporated herein by reference.


         BDM is a multinational information technology company that provides systems and software integration, computer and technical services, and enterprise management and operations to the public sector and commercial customers. TRW is conducting an integration study jointly with the Surviving Corporation and has made no decision concerning changes to the business or redeployment of BDM's assets. Unless and until any such decision is made, TRW intends to continue the business of BDM generally.

         The text of the press release issued by TRW on December 26, 1997, is incorporated herein by reference.

Exhibit No.

(2.1) Agreement and Plan of Merger, dated as of November 20, 1997, by and among BDM, TRW, and Purchaser (incorporated herein by reference to Exhibit (c)(1) of the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

(2.2) Stockholders Agreement, dated as of November 20, 1997, by and among TRW, Purchaser, The Carlyle Partners Leveraged Capital Fund I, L.P., BDM Acquisition Partners, L.P., BDM Acquisition Partners II, L.P., The Carlyle Group, L.P., and TWC Virginia, Inc. (incorporated herein by reference to Exhibit (c)(2) of the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

(4.1) Amendment to Multi-Year Revolving Credit Agreement, dated as of May 8, 1996, by and among TRW and various financial institutions (incorporated herein by reference to Exhibit (b)(1) of the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

(4.2) Amendment to Multi-Year Revolving Credit Agreement (as amended and restated as of May 8, 1996), dated August 7, 1997, by and among TRW and various financial institutions (incorporated herein by reference to Exhibit (b)(2) of the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

(4.3) Form of Revolving Credit Agreement (incorporated herein by reference to Exhibit (b)(4) of the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

(99) Text of Press Release issued by TRW, dated December 26, 1997 (incorporated herein by reference to Exhibit (a)(11) to the Final Amendment to the Schedule 14D-1 filed by TRW on November 26, 1997, as amended).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TRW INC.




                                 By  /s/ William B. Lawrence
                                     -----------------------------------------
                                     William B. Lawrence
                                     Executive Vice President, General Counsel
                                     and Secretary

Date:  December 30, 1997